SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

  BANKUNITED FINANCIAL CORPORATION                 BANKUNITED CAPITAL III
  --------------------------------               ---------------------------
    (Exact name of registrant as                (Exact name of registrant as
      specified in its charter)                   specified in its charter)

          FLORIDA                      65-0377773                DELAWARE                       APPLIED FOR
 ---------------------------------  -------------------   ---------------------------------  -------------------
(State or other jurisdiction        (I.R.S. Employer      (State or other jurisdiction       (I.R.S. Employer
 of incorporation or organization)  Identification No.)   of incorporation or organization)  Identification No.)

          255 ALHAMBRA CIRCLE                   255 ALHAMBRA CIRCLE
      CORAL GABLES, FLORIDA 33134           CORAL GABLES, FLORIDA 33134
            (305) 569-2000                       (305) 569-2000
   --------------------------------        -------------------------------
     (Address, including ZIP-Code,          (Address, including ZIP-Code,
    and telephone number, including        and telephone number, including
      area code, of registrant's             area code, of registrant's
      principal executive offices)           principal executive offices)

     Securities to be registered pursuant to Section 12 (b) of the act: None

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the act:

      ___% Cumulative Trust Preferred Securities of BankUnited Capital III

 ____% Junior Subordinated Deferrable Interest Debentures of BankUnited
       Financial Corporation

 BankUnited Financial Corporation Guarantee with respect to the Trust Preferred Securities

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information is set forth under the caption "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," "Description of the Guarantee," and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the prospectus contained in the Form S-2 Registration Statement and the Amendment No. 1 to Form S-2 on Form S-3 Registration Statement of BankUnited Financial Corporation and BankUnited Capital III which were filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997 and February 20, 1998, respectively (collectively, and together with all subsequent amendments, the "Form S-3 Registration Statement") (File Nos. 333-28677 and 333-28677-01), which is incorporated herein by reference.

Item 2.  EXHIBITS *

         1. Form of certificate for the ___% Cumulative Trust Preferred Securities of BankUnited Capital III (included as an exhibit to Exhibit 4.7 to the Form S-3 Registration Statement).

         2. Trust Agreement of BankUnited Capital III (Exhibit 4.6 to the Form S-3 Registration Statement).

         3. Form of Amended and Restated Trust Agreement of BankUnited Capital III (Exhibit 4.7 to the Form S-3 Registration Statement).

         4. Form of Indenture with respect to BankUnited Financial Corporation's ___% Junior Subordinated Deferrable Interest Debentures (Exhibit 4.3 to the Form S-3 Registration Statement).

         5. Form of ____% Junior Subordinated Deferrable Interest Debenture (included as an exhibit to Exhibit 4.3 of the Form S-3 Registration Statement).

         6. Form of Guarantee Agreement for BankUnited Capital III (Exhibit 4.9 to the Form S-3 Registration Statement).
----------

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       BANKUNITED FINANCIAL CORPORATION


DATE: February 25, 1998                By: /s/ SAMUEL A. MILNE
                                           --------------------------
                                              Samuel A. Milne
                                              Executive Vice President and
                                              Chief Financial Officer

                                       BANKUNITED CAPITAL III


                                       By: /s/ NANCY L. ASHTON
                                          ----------------------------
                                               Nancy L. Ashton
                                               Administrative Trustee